Exhibit 4.2

AGGREGATE COMMITMENT INCREASE AGREEMENT

This Aggregate Commitment Increase Agreement (the “Agreement”) is dated as of the Effective Date set forth below and is entered into by UFJ BANK LIMITED, New York Branch (the “New Lender”) and BANK ONE, NA, as Administrative Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the New Lender. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Agreement as if set forth herein in full.

RECITALS:

WHEREAS, Maytag Corporation (the “Borrower”), the financial institutions party thereto (the “Lenders”) and Bank One, NA, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) are parties to that certain Credit Agreement dated as of March 5, 2004 (the “Credit Agreement”):

WHEREAS, pursuant to Section 2.21 of the Credit Agreement, the Borrower has the option to request increases of the Aggregate Commitment, which is currently $375,000,000, to an amount not to exceed $400,000,000; and

WHEREAS, the Borrower desires to increase the Aggregate Commitment by $25,000,000 (resulting in an Aggregate Commitment of $400,000,000), and the New Lender desires to extend a new commitment to the Borrower in such increased amount pursuant to the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto agree and acknowledge as follows:

The New Lender hereby extends its commitment, subject to and in accordance with the Terms and Conditions set forth on Annex 1 hereto and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, in respect of the interest in and to all of the rights and obligations of a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below (including without limitation any rights and obligations in respect of letters of credit, guaranties and swingline loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of a Lender against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the “New Commitment”).

1.	New Commitment:

(a)	Facility: Revolving Credit Facility

(b)	Aggregate Amount of Commitments for All Lenders (including Commitment extended by New Lender hereunder): $400,000,000

(c)	Amount of Commitment of New Lender: $25,000,000

(d)	Percentage of Aggregate Commitment of New Lender: 6.25000000%

2.	Effective Date of this Agreement: April 1,2004

The terms set forth in this Agreement are hereby agreed to:

NEW LENDER:

UFJ BANK LIMITED, New York Branch

By:	/s/ RUSSELL BOHNER
Title:	Vice President

ADMINISTRATIVE AGENT:

BANK ONE, NA

By:	/s/ JOHN H. FIORE
Title:	Director

Accepted and Agreed:

MAYTAG CORPORATION

By:	/s/ STEVEN J. KLYN
Title:	Vice President & Treasurer

ANNEX 1

TERMS AND CONDITIONS FOR

AGGREGATE COMMITMENT INCREASE AGREEMENT

1. Representations and Warranties. The New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the New Commitment, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Agreement, (iv) confirms that none of the funds, monies, assets or other consideration being used to make Loans pursuant to the New Commitment are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, (v) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to extend the New Commitment on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vi) attached as Schedule 1 to this Agreement is any documentation required to be delivered by the New Lender with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the New Lender and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the New Commitment (including payments of principal, interest, fees and other amounts) to the New Lender for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall be governed by, and construed in accordance with, the law of the State of Illinois.

Maytag Corporation (Deal Name)	CONFIDENTIAL

ADMINISTRATIVE QUESTIONNAIRE & TAX INFORMATION FORM

A SEPARATE ADMINISTRATIVE QUESTIONNAIRE & TAX INFORMATION FORM NEEDS TO BE COMPLETED FOR EACH BORROWER.

FEES PAYABLE AT CLOSING WILL NOT BE PAID UNTIL THIS FORM IS COMPLETED IN ITS ENTIRETY AND RECEIVED BY THE SYNDICATIONS CLOSING UNIT. Please type or print your information. Return to the Syndications Closing Unit via Fax: (312) 385-7107 or e-mail to syndications_closing_unit@bankone.com. Thank you.

DATE:	29-Jan-04	BORROWER:	Maytag Corporation

JURISDICTION OF INCORPORATION/ORG:

LENDER INFORMATION (Must be completed in its entirety.)

LENDER - Legal Name*:	UFJ Bank Limited
*(How Lender Name is to appear on Signature Page of Agreement)
LENDER Name**:	UFJ Bank Limited
**(How Lender would prefer name to appear on Tombstone, if different from above.)

ADDRESS FOR NOTICES:

Contact Person:	Russell Bohner
Address:	55 East 52nd Street
City/State/Zip:	New York	,	NY	10055

CONTACTS listed below MUST include e-mail addresses to ensure receipt of financial information.

PRIMARY CONTACT (For BUSINESS/CREDIT MATTERS):			☐ CHECK HERE TO ALSO RECEIVE FINANCIALS
Name:	Russell Bohner	Telephone #:		212-339-6202
Address:	55 East 52nd Street	Facsimile #:		212-754-1304
City/State/Zip:	New York, NY 10055	E-mail:	russell bohner@ufjbank.co.jp

SECONDARY CONTACT (For receipt of FINANCIALS & DISCLOSURE MATTERS):
Name:	Eddie Chu	Telephone #:		212-339-6210
Address:	55 East 52nd Street	Facsimile #:		212-754-1304
City/State/Zip:	New York, NY 10055	E-mail:

OPERATIONS CONTACT (For receipt of BORROWINGS, PAYDOWNS, INTEREST, FEES, etc.)
Name:	Marlin Chin	Telephone #:	212-339-6392
Address:	55 East 52nd Street	Facsimile #:	212-754-2368
City/State/Zip:	New York, NY 10055	E-mail:

ALT OPERATIONS CONTACT:
Name:		Telephone #:
Address:		Facsimile #:
City/State/Zip:		E-mail:

DOMESTIC PAYMENT INSTRUCTIONS:

Name of Destination Bank:	Federal Reserve Bank of New York	Reference:	Maytag Corporation
ABA # of Destination Bank:	26009823	Attention:
Account Name for Wire Transfer:		Other Instructions:
Account Number for Wire Transfer:

BANK ONE INFORMATION

WIRE INSTRUCTIONS:		Bank One Operations Contact:

Bank One, NA ABA#: 071000013 A/C 4811 5286 0000 LS2 Incoming Account REF: Maytag Corporation	Name: E-mail: Telephone #: Facsimile #:	Saul Gierstikas saul gierstikas@bankone.com 312-385-7033 312-385-7098

[GRAPHIC]	Month: March Year: 2004

US and Non-US Tax Information Reporting Requirements

All lenders are expected to consult with tax counsel regarding their respective tax status and necessary documentation, and to provide to Bank One the appropriate US or foreign withholding tax notices or certificates on their own behalf. Withholding taxes will be deducted from any payments which are subject to US withholding tax until appropriate documentation evidencing an exemption is delivered to the Agent.

DATE:	29-Jan-04
BORROWER:	Maytag Corporation

JURISDICTION OF INCORPORATION/ORG: 0
	LENDER:	UFJ Bank Limited
LENDING INSTALLATION (IF DIFFERENT FROM ABOVE):
ADDRESS OF LENDING INSTALLATION (IF DIFFERENT FROM “LENDER ADDRESS FOR NOTICES” PROVIDED ON FIRST PAGE OF FORM):

Name:	________________________________________________________________________________________
Address:	________________________________________________________________________________________
City/State/Zip:	______________________________________________________, _____ ______________________

LOANS TO A BORROWER INCORPORATED OR ORGANIZED IN THE US
For US Withholding tax purposes, lending installation is a: (Select by single-clicking on the appropriate answer.)

☐ US Corporation, US Bank or other US person	(Form W-9 is attached)
☐ US Corporation, US Bank or other US person	(Form W-9 has been previously delivered)
☑ US Branch of a non-US Bank	(Form W-8ECI is attached)
☐ Non-US (Foreign) Corporation, non-US Bank or other non-US person (Form W-8BEN to be delivered.***)
☐ Other (Explain and list documents attached):

*** NOTE:	Faxed copies of the W-8BEN are not permissible for the permanent record. Originals of the executed form W-8BEN must be received by Syndications Closing Unit prior to Closing. Thank you
Certification Validity. A properly executed Form W-9 is valid indefinitely. Forms W-8BEN and W-8ECI are valid for three years subsequent to the year of certification. You will be asked to provide a new certification at the time the form expires if the terms of the loan extend beyond the life of the certification. All forms must be re-certified if there is a change in the information contained therein.
LOANS TO A BORROWER INCORPORATED OR ORGANIZED OUTSIDE THE US
For purposes of any withholding taxes in the borrower’s jurisdiction of incorporation or organization lending installation is: (Select by single-clicking on the appropriate answer.)

☐ Exempt under Tax Treaty
	☐ Not Exempt	%	Withholding Required

☐ Exempt on other grounds (Explain):

Description of necessary EXEMPTION DOCUMENTATION (List documents attached):

[GRAPHIC]

Form W-8ECI (Rev. December 2000)	Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States	OMB No. 1545-1621

Department of the Treasury Internal Revenue Service	➢ Section references are to the Internal Revenue Code. ➢ See separate instructions. ➢ Give this form to the withholding agent or payer. Do not send to the IRS.

Note: Persons submitting this form must file an annual U.S. income tax return to report income claimed to be effectively connected with a U.S. trade or business (see instructions).

Do not use this form for:	Instead, use Form:

• A beneficial owner solely claiming foreign status or treaty benefits	W-8BEN

•      A foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession claiming the applicability of section(s) 115(2), 501(c), 892, 895, or 1443(b)

W-8EXP

Note: These entities should use Form W-8ECI if they received effectively connected income (e.g., income from commercial activities).

• A foreign partnership or a foreign trust (unless claiming an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States)	W-8BEN or W-8IMY

• A person acting as an intermediary	W-8IMY

Note: See instructions for additional exceptions.

Part I	Identification of Beneficial Owner (See instructions.)

1 Name of individual or organization that is the beneficial owner	2 Country of incorporation or organization
UFJ Bank Limited (Formerly Sanwa Bank, Ltd.)	Japan

3 Type of entity (check the appropriate box): ☐ Individual		☒ Corporation	☐ Disregarded entity
☐ Partnership	☐ Simple trust or grantor trust	☐ Complex trust	☐ Estate
☐ Government	☐ International organization	☐ Central bank of issue	☐ Tax-exempt organization
☐ Private foundation

4 Permanent residence address (street, apt. or suite no., or rural route). Do not use a P.O. box.
21–24, Nishiki 3–chome, Naka–ku

City or town, state or province. Include postal code where appropriate.	Country (do not abbreviate)
Nagoya 460–8660	Japan

5 Business address in the United States (street, apt. or suite no., or rural route). Do not use a P.O. box.
55 East 52nd Street

City or town, state, and ZIP code
New York, NY 10055

6 U.S. taxpayer identification number (required—see instructions)	7 Foreign tax identifying number, if any (optional)
94-1234964 ☐ SSN or ITIN ☒ EIN

8 Reference number(s) (see instructions)

9 Specify each item of income that is, or is expected to be, received from the payer that is effectively connected with the conduct of a trade or business in the United States

Interest, commissions, dividends and other fees received by New York Branch.

Part II	Certification

Sign Here

Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct and complete. 1 further certify under penalties of perjury that:

•      I am the beneficial owner (or I am authorized to sign for the beneficial owner) of all the income to which this form relates,

•      The amounts for which this certification is provided are effectively connected with the conduct of a trade or business in the United States and are includible in my gross income (or the beneficial owner’s gross income) for the taxable year, and

•      The beneficial owner is not a U.S. person.

Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which I am the beneficial owner or any withholding agent that can disburse or make payments of the income of which I am the beneficial owner.

/s/ RUSSELL BOHNER	3/24/04	VP

Signature of beneficial owner (or individual authorized to sign for the beneficial owner)	Date (MM-DD-YYYY)	Capacity in which acting

For Paperwork Reduction Act Notice, see separate instructions.	Cat. No. 25045D	Form W-8ECI (Rev. 12-2000)